Exhibit 99.1

FOR IMMEDIATE RELEASE

November 23, 2012

Kenexa Enters into Memorandum of Understanding;

Reschedules Special Meeting to December 3, 2012

WAYNE, PA, November 23, 2012 — Kenexa Corporation (NYSE:KNXA), a leading provider of recruiting and talent management solutions, today announced the entering into of a Memorandum of Understanding to settle a derivative action and purported class action complaint that was filed in the Court of Common Pleas of Chester County, Pennsylvania, in connection with the proposed acquisition of Kenexa by International Business Machines Corporation (NYSE:IBM). The settlement of the lawsuit is subject to definitive documentation and court approval.

As previously announced on August 27, 2012, Kenexa entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IBM and Jasmine Acquisition Corp., a wholly-owned subsidiary of IBM (“Merger Sub”), pursuant to which Merger Sub will merge with and into Kenexa, with Kenexa being the surviving corporation and a wholly-owned subsidiary of IBM.

In connection with the Memorandum of Understanding, Kenexa’s board of directors adopted a resolution granting all Kenexa shareholders dissenters rights in connection with the merger, and Kenexa, IBM and Sub entered into an amendment to the merger agreement providing for such dissenters rights. Accordingly, Kenexa shareholders have dissenters rights as provided by Pennsylvania law in connection with the merger.

In order to provide Kenexa’s shareholders with time to consider the amendment to the Merger Agreement and to evaluate, and provide timely notice of their intention to exercise, their dissenters rights with respect to the merger, Kenexa has agreed to postpone its previously scheduled special shareholder meeting in connection with the merger. The special shareholder meeting for Kenexa originally scheduled for November 29, 2012 will be held on December 3, 2012 starting at 10:00 a.m., local time, at 3000 Two Logan Square, Philadelphia, Pennsylvania 19103, or at any further postponement or adjournment of this meeting.

Any proxies or votes already submitted by shareholders in connection with the special meeting will remain valid and will be unaffected by the delay in holding the special meeting or the amendment of the Merger Agreement. If you have voted in favor of the Merger Agreement and wish to exercise your dissenters rights, there are actions you will need to take that are described in supplemental proxy materials being mailed to Kenexa’s shareholders on November 23, 2012.

About Kenexa

Kenexa Corporation (NYSE:KNXA) helps drive HR and business outcomes through its unique combination of technology, content and services. Enabling organizations to optimize their workforces since 1987, Kenexa’s integrated talent acquisition and talent management solutions have touched the lives of more than 110 million people. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com. Follow Kenexa on Twitter: @kenexa.

Important Notice

This press release is not, and is not intended to be, a solicitation of proxies or an offer of securities. In connection with the proposed transaction, Kenexa has filed a definitive proxy statement and other materials with the SEC and will file a Current Report on Form 8-K. Investors and security holders are advised to read the Form 8-K in conjunction with the proxy statement and these other materials when they become available because they will contain important information about Kenexa and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement, the current report on Form 8-K (when available) and other documents filed by Kenexa with the SEC at the SEC’s web site at www.sec.gov. Copies of the definitive proxy statement, the Current Report on Form 8-K (when available) and other filings made by Kenexa with the SEC can also be obtained, free of charge, by directing a request to Kenexa Corporation, 650 East Swedesford Road, Wayne, PA 19087, Attention: Investor Relations. The definitive proxy statement and other filings are also available for free on Kenexa’s website at www.kenexa.com under “Investor Relations.”

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including the risk that the settlement is not approved by the court as well as those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions. Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Kenexa Contact:
Mark Derowitsch
Kenexa
(402) 419-5216 mark.derowitsch@kenexa.com